                      PROSPECTUS AND FINANCIAL PRIVACY NOTICE   JANUARY 31, 2001

   PRUDENTIAL
   GOVERNMENT SECURITIES TRUST
   SHORT-INTERMEDIATE TERM SERIES

     FUND TYPE Government securities

     OBJECTIVE High level of income consistent with providing reasonable safety Build on the Rock

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Trust's shares nor has the SEC determined that this prospectus is complete or accurate. It is a criminal offense to state otherwise.

                                                               [PRUDENTIAL LOGO]

TABLE OF CONTENTS
-------------------------------------

1       RISK/RETURN SUMMARY
1       Investment Objective and Principal Strategies
1       Principal Risks
2       Evaluating Performance
3       Fees and Expenses

5       HOW THE SERIES INVESTS
5       Investment Objective and Policies
7       Other Investments and Strategies
11      Investment Risks

15      HOW THE SERIES IS MANAGED
15      Board of Trustees
15      Manager
15      Investment Adviser
16      Distributor

17      SERIES DISTRIBUTIONS AND TAX ISSUES
17      Distributions
18      Tax Issues
19      If You Sell or Exchange Your Shares

21      HOW TO BUY, SELL AND EXCHANGE SHARES OF THE SERIES
21      How to Buy Shares
25      How to Sell Your Shares
27      How to Exchange Your Shares
29      Telephone Redemptions or Exchanges

30      FINANCIAL HIGHLIGHTS
30      Class A Shares
31      Class Z Shares

32      THE PRUDENTIAL MUTUAL FUND FAMILY

I       YOUR FINANCIAL SECURITY, YOUR SATISFACTION & YOUR PRIVACY

        FOR MORE INFORMATION (Back Cover)

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SHORT-INTERMEDIATE TERM SERIES                [LOGO] (800) 225-1852

RISK/RETURN SUMMARY
-------------------------------------

This section highlights key information about the SHORT-INTERMEDIATE TERM SERIES, which we refer to as "the Series." Additional information follows this summary.

INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES
Our investment objective is to achieve a HIGH LEVEL OF INCOME CONSISTENT WITH PROVIDING REASONABLE SAFETY. To achieve this objective, we invest at least 65% of the Series' total assets in U.S. Government securities, including U.S. Treasury bills, notes, bonds and other debt securities, such as mortgage-related and asset-backed securities, issued or guaranteed by the U.S. Government, its agencies or instrumentalities. While we make every effort to achieve our investment objective, we can't guarantee success.

PRINCIPAL RISKS
Although we try to invest wisely, all investments involve risk. The securities in which the Series invests are generally subject to the risk that the securities may lose value because interest rates rise or because there is a lack of confidence in the borrower. In addition, these securities may be subject to the risk that the issuer may be unable to make principal and interest payments when they are due. Mortgage-related and asset-backed securities may also be subject to prepayment risk, which means that if they are prepaid, the Series may have to replace them with lower-yielding securities.
    The Series may actively and frequently trade its portfolio securities. High portfolio turnover results in higher transaction costs and can affect the
Series' performance and have adverse tax consequences.
    Some of our investment strategies involve additional risks. Like any mutual fund, an investment in the Series could lose value, and you could lose money.
For more detailed information about the risks associated with the Series, see "How the Series Invests--Investment Risks."
    An investment in the Series is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.
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                                                                               1

RISK/RETURN SUMMARY
------------------------------------------------

EVALUATING PERFORMANCE
A number of factors--including risk--can affect how the Series performs. The following bar chart shows the Series' performance for each full calendar year of operations for the last 10 years. The bar chart and table below demonstrate the risk of investing in the Series by showing how returns can change from year to year and by showing how the Series' average annual total returns compare with those of a broad measure of market performance and a group of similar mutual funds. Past performance does not mean that the Series will achieve similar results in the future.

ANNUAL RETURNS* (CLASS A SHARES)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

1991                                         13.16%
1992                                          6.19%
1993                                          7.19%
1994                                         -2.35%
1995                                         12.94%
1996                                          4.00%
1997                                          6.99%
1998                                          6.00%
1999                                          0.55%
2000                                          8.91%
BEST QUARTER: 4.89% (4th quarter of 1991)
WORST QUARTER: -2.00% (1st quarter of 1994)

* THE RETURN OF THE CLASS A SHARES FROM 1-1-00 TO 12-31-00 WAS 8.91%. AVERAGE ANNUAL RETURNS(1) (AS OF 12-31-00)

                                 1 YR   5 YRS  10 YRS     SINCE INCEPTION
  Class A Shares                 8.91%  5.24%  6.25%   7.89% (since 9-22-82)
  Class Z Shares                 9.08%    N/A    N/A   5.84% (since 2-26-97)
  Lipper Average(2)              8.56%  5.16%  6.44%           **(2)
  Lehman Brothers Intermediate
   Government Bond Index(3)     10.47%  6.19%  7.19%           **(3)

1    THE SERIES' RETURNS ARE AFTER DEDUCTION OF EXPENSES.
2 THE LIPPER AVERAGE IS BASED ON THE AVERAGE RETURN OF ALL MUTUAL FUNDS IN THE LIPPER SHORT-INTERMEDIATE U.S. GOVERNMENT FUND CATEGORY. LIPPER RETURNS SINCE THE INCEPTION OF EACH CLASS ARE 7.95% FOR CLASS A AND 5.65% FOR
     CLASS Z SHARES. SOURCE: LIPPER INC.
3 THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT BOND INDEX--(INTERMEDIATE GOVERNMENT BOND INDEX) AN UNMANAGED WEIGHTED INDEX COMPRISED OF SECURITIES ISSUED OR BACKED BY THE U.S. GOVERNMENT, ITS AGENCIES AND INSTRUMENTALITIES WITH A REMAINING MATURITY OF ONE TO TEN YEARS--GIVES A BROAD LOOK AT HOW U.S. GOVERNMENT BONDS WITH SUCH MATURITIES HAVE PERFORMED. THE INTERMEDIATE GOVERNMENT BOND INDEX INCLUDES REINVESTED DIVIDENDS, BUT DOES NOT INCLUDE THE EFFECT OF ANY OPERATING EXPENSES OF A MUTUAL FUND. THESE RETURNS WOULD BE LOWER IF THEY INCLUDED THE EFFECT OF OPERATING EXPENSES. INTERMEDIATE GOVERNMENT BOND INDEX RETURNS SINCE THE INCEPTION OF EACH CLASS ARE 8.98% FOR CLASS A AND 6.87% FOR CLASS Z SHARES. SOURCE: LEHMAN BROTHERS.

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2  SHORT-INTERMEDIATE TERM SERIES                          [LOGO] (800) 225-1852

RISK/RETURN SUMMARY
------------------------------------------------

FEES AND EXPENSES
These tables show the sales charges, fees and expenses that you may pay if you buy and hold shares of each class of the Series--Class A and Class Z. Each share class has different expenses, but represents an investment in the same series. Class Z shares are available only to a limited group of investors. For more information about which share class may be right for you, see "How to Buy, Sell and Exchange Shares of the Series."

  SHAREHOLDER FEES(1) (PAID DIRECTLY FROM YOUR INVESTMENT)

                                           CLASS A     CLASS Z
  Maximum sales charge (load) imposed on
   purchases (as a percentage of
   offering price)                        None        None
  Maximum deferred sales charge (load)
   (as a percentage of the lower of
   original purchase price or sale
   proceeds)                              None        None
  Maximum sales charge (load) imposed on
   reinvested dividends and other
   distributions                          None        None
  Redemption fees                         None        None
  Exchange fee                            None        None

  ANNUAL SERIES OPERATING EXPENSES (DEDUCTED FROM SERIES ASSETS)

                                           CLASS A     CLASS Z
  Management fees                         .40%        .40%
  + Distribution and service (12b-1)
   fees                                   .18%        None
  + Other expenses                        .36%        .36%
  = TOTAL ANNUAL SERIES OPERATING
   EXPENSES                               .94%        .76%

(1) YOUR BROKER MAY CHARGE YOU A SEPARATE OR ADDITIONAL FEE FOR PURCHASES AND SALES OF SHARES.

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                                                                               3

RISK/RETURN SUMMARY
------------------------------------------------

EXAMPLE
This example will help you compare the fees and expenses of the Series' two share classes and compare the cost of investing in the Series with the cost of investing in other mutual funds.
    The example assumes that you invest $10,000 in the Series for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Series' operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                                1 YR  3 YRS  5 YRS  10 YRS
  Class A shares                 $96   $300   $520  $1,155
  Class Z shares                 $78   $243   $422    $942

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4  SHORT-INTERMEDIATE TERM SERIES                          [LOGO] (800) 225-1852

HOW THE SERIES INVESTS
-------------------------------------

INVESTMENT OBJECTIVE AND POLICIES
The Series' investment objective is to achieve a HIGH LEVEL OF INCOME CONSISTENT WITH PROVIDING REASONABLE SAFETY. This means we seek investments that will increase in value, as well as pay the Series interest and other income. While we make every effort to achieve our objective, we can't guarantee success.
    The Series invests at least 65% of its total assets in U.S. GOVERNMENT SECURITIES. U.S. Government securities include U.S. Treasury bills, notes, bonds, and other DEBT SECURITIES ISSUED BY THE U.S. TREASURY and obligations, including MORTGAGE-BACKED SECURITIES, ASSET-BACKED SECURITIES and other securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These guarantees do not extend to the yield or value of the securities or the Series' shares. Not all U.S. Government securities are backed by the full faith and credit of the United States. Some are supported only by the credit of the issuing agency.
    The Series may also invest up to 35% of its assets in the following PRIVATELY-ISSUED instruments: (1) fixed rate and adjustable rate mortgage-backed securities, including collateralized mortgage obligations, multi-class pass-through securities and stripped mortgage-backed securities, (2) asset-backed securities, (3) corporate debt securities and (4) money market instruments. These privately-issued securities must be rated A or better by a major rating service. Money market instruments must also have a comparable short-term rating. A rating is an assessment of the likelihood of the timely payment of interest and principal by the issuer of the security. The Series may also invest in unrated securities, if the Series' investment adviser determines them to be of comparable quality.
    MORTGAGE-BACKED SECURITIES are usually pass-through instruments that pay investors a share of all interest and principal payments from an underlying pool of fixed or adjustable rate mortgages. Some mortgage-related securities are backed by the full faith and credit of the U.S. Government like obligations of the Government National Mortgage Association (GNMA or "Ginnie Mae"). Debt securities issued by the Federal Home Loan Mortgage Corporation (FHLMC or "Freddie Mac") are not backed by the full faith and credit of the U.S. Government. However, these issuers have the right to borrow from the U.S.Treasury to meet their obligations. Privately-issued mortgage-related securities are not guaranteed by U.S. governmental entities, and generally have one or more types of credit
--------------------------------------------------------------------------------

HOW THE SERIES INVESTS
------------------------------------------------

enhancement to ensure timely receipt of payments and to protect against default.
    Mortgage pass-through securities include collateralized
mortgage obligations, multiclass pass-through securities and stripped mortgage-backed securities. A COLLATERALIZED MORTGAGE OBLIGATION (CMO) is a security backed by an underlying portfolio of mortgages or mortgage-backed securities that may be issued or guaranteed by a bank or by U.S. governmental entities. A MULTICLASS PASS-THROUGH SECURITY is an equity interest in a trust composed of underlying mortgage assets. Payments of principal of and interest on the mortgage assets and any reinvestment income thereon provide funds to pay debt service on the CMO or to make scheduled distributions on the multi-class pass-through security. A STRIPPED MORTGAGE-BACKED SECURITY (MBS STRIP) may be issued by U.S. governmental entities or by private institutions. MBS strips take the pieces of a debt security (principal and interest) and break them apart. The resulting securities may be sold separately and may perform differently.
    The values of mortgage-related securities vary with changes in market interest rates generally and changes in yields among various kinds of mortgage-related securities. Such values are particularly sensitive to changes in prepayments of the underlying mortgages. For example, during periods of falling interest rates, prepayments tend to accelerate as homeowners and others refinance their higher-rate mortgages; these prepayments reduce the anticipated duration of the mortgage-related securities. Conversely, during periods of rising interest rates, prepayments can be expected to decelerate, which has the effect of extending the anticipated duration at the same time that the value of the securities declines. MBS strips tend to be even more highly sensitive to changes in prepayment and interest rates than mortgage-related securities and CMOs generally.
    We may invest in privately-issued ASSET-BACKED DEBT SECURITIES. An asset-backed security is another type of pass-through instrument that pays interest based upon the cash flow of an underlying pool of assets, such as automobile loans and credit card receivables.
    A corporation that wishes to raise cash may choose to issue a CORPORATE DEBT SECURITY. The corporation pays the investor a fixed or variable rate of interest and must repay the amount borrowed at maturity.
    MONEY MARKET INSTRUMENTS include bank obligations, obligations of savings institutions, fully insured certificates of deposit and commercial paper
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6  SHORT-INTERMEDIATE TERM SERIES                          [LOGO] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

of a comparable short-term rating.
    It is currently anticipated that the Series will invest primarily in securities with maturities ranging from two to five years, but depending on market and changing economic conditions, the Series may invest in securities of any maturity of 10 years or less or, for hedging purposes, in longer term securities, including 30 year futures.
    The Series may also engage in ACTIVE TRADING--that is, frequent trading of its securities--in order to take advantage of new investment opportunities or yield differentials. There may be tax consequences, such as a possible increase in short-term capital gains or losses, when the Series sells a security without regard to how long it has held the security. In addition, active trading may result in greater transaction costs, which will reduce the Series' return.
    For more information, see "Investment Risks" below and the Statement of Additional Information, "Description of the Trust, Its Investments and Risks." The Statement of Additional Information--which we refer to as the SAI--contains additional information about the Series. To obtain a copy, see the back cover page of this prospectus.
    The Series' investment objective is a fundamental policy that cannot be changed without shareholder approval. The Board of the Trust can change investment policies of the Series that are not fundamental.

OTHER INVESTMENTS AND STRATEGIES
In addition to the principal strategies, we also may use the following investment strategies to increase the Series' returns or protect its assets if market conditions warrant.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS
The Series may use REPURCHASE AGREEMENTS, where a party agrees to sell a security to the Series and then repurchases it at an agreed-upon price at a stated time. A repurchase agreement is like a loan by the Series to the other party which creates a fixed return for the Series. Repurchase agreements are used for cash management purposes.
    The Series may use REVERSE REPURCHASE AGREEMENTS, where the Series borrows money on a temporary basis by selling a security with an obligation to repurchase it at an agreed-upon price and time.
--------------------------------------------------------------------------------

HOW THE SERIES INVESTS
------------------------------------------------

DOLLAR ROLLS
The Series may enter into DOLLAR ROLLS in which the Series sells securities to be delivered in the current month and repurchases substantially similar (same type and coupon) securities to be delivered on a specified future date by the same party. The Series is paid the difference between the current sales price and the forward price for the future purchase as well as the interest earned on the cash proceeds of the initial sale.

TEMPORARY DEFENSIVE INVESTMENTS
In response to adverse market, economic or political conditions, the Series may invest up to 100% of its assets in cash, U.S. Government securities and high quality money market instruments. Investing heavily in these securities limits our ability to achieve a high level of income, but can help to preserve the Series' assets.
    For more information about these strategies, see the SAI, "Description of the Trust, Its Investments and Risks."

DERIVATIVE STRATEGIES
We may use various DERIVATIVE STRATEGIES to try to improve the Series' returns. We may use hedging techniques to try to protect the Series' assets. We cannot guarantee that these strategies and techniques will work, that the instruments necessary to implement these strategies and techniques will be available, or that the Series will not lose money. Derivatives--such as futures contracts, options on futures and interest rate swaps--involve costs and can be volatile. With derivatives, the investment adviser tries to predict if the underlying investment, whether a security, market index, currency, interest rate, or some other investment, will go up or down at some future date. We may use derivatives to try to reduce risk or to increase return consistent with the Series' overall investment objective. The investment adviser will consider other factors (such as cost) in deciding whether to employ any particular strategy or technique, or use any particular instrument. Any derivatives we may use may not match the Series' underlying holdings.

OPTIONS
The Series may purchase and sell put and call options on debt securities traded on U.S. securities exchanges or in the over-the-counter market. An
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8  SHORT-INTERMEDIATE TERM SERIES                          [LOGO] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

OPTION is the right to buy or sell securities in exchange for a premium. The Series will sell only covered options.

FUTURES CONTRACTS AND RELATED OPTIONS
The Series may purchase and sell futures contracts and related options on financial futures. A FUTURES CONTRACT is an agreement to buy or sell a set quantity of an underlying product at a future date, or to make or receive a cash payment based on the value of a securities index.

INTEREST RATE SWAP TRANSACTIONS
The Series may enter into INTEREST RATE SWAP TRANSACTIONS. In a swap transaction, the Series and another party "trade" income streams. The swap is done to preserve a return or spread on a particular investment or portion of a portfolio or to protect against any increase in the price of securities the Series anticipates purchasing at a later date.

WHEN-ISSUED AND DELAYED-DELIVERY SECURITIES
The Series may purchase money market obligations on a WHEN-ISSUED or DELAYED-DELIVERY basis. When the Series makes this type of purchase, the price and interest rate are fixed at the time of purchase, but delivery and payment for the obligations take place at a later time. The Series does not earn interest income until the date the obligations are delivered.

FLOATING RATE DEBT SECURITIES AND VARIABLE RATE DEBT SECURITIES
The Series may invest in floating rate debt securities and variable rate debt securities. FLOATING RATE DEBT SECURITIES are debt securities that have an interest rate that is set as a specific percentage of a designated rate, such as the rate on Treasury debt obligations or the prime rate at major commercial banks. The interest rate on floating rate debt securities changes when there is a change in the designated rate. VARIABLE RATE DEBT SECURITIES are debt securities that have an interest rate that is adjusted periodically based on the market rate at a specified time. They generally allow the Series to demand full payment of the debt securities on short notice. At times the Series may receive an amount that may be more or less than the amount paid for the debt securities.
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                                                                               9

HOW THE SERIES INVESTS
------------------------------------------------

FOREIGN DEBT SECURITIES
The Series may also purchase U.S. dollar-denominated FOREIGN DEBT SECURITIES, which include securities that are issued by foreign governments and corporations. Foreign government debt securities include securities issued by quasi-governmental entities, governmental agencies, supranational entities and other governmental entities.

SHORT SALES
The Series may use SHORT SALES, where it sells a security it does not own, with the expectation of a decline in the market value of that security. To complete the transaction, the Series will borrow the security to make delivery to the buyer. The Series must replace the borrowed security by purchasing it at market price at the time of replacement. The price at that time may be more or less than the price at which the Series sold the security. The Series is required to pay the lender any dividends or interest accrued. To borrow the security, the Series may pay a premium which would increase the cost of the security sold. In a short sale "against the box," the Series owns or has the right to acquire the security at no additional cost through conversion or exchange of other securities it owns. The Series' use of short sales is subject to certain fundamental restrictions described in the SAI.
    For more information about these strategies, see the SAI, "Description of the Trust, Its Investments and Risks."

ADDITIONAL STRATEGIES
The Series also follows certain policies when it BORROWS MONEY (the Series can borrow up to 33 1/3% of the value of its total assets); LENDS ITS SECURITIES to others (the Series may lend up to 30% of the value of its total assets); and HOLDS ILLIQUID SECURITIES (the Series may hold up to 15% of its net assets in illiquid securities, including securities with legal or contractual restrictions on resale, those without a readily available market and repurchase agreements with maturities longer than seven days). The Series is subject to certain investment restrictions that are fundamental policies, which means they cannot be changed without shareholder approval. For more information about these restrictions, see the SAI.
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10  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

INVESTMENT RISKS
As noted, all investments involve risk, and investing in the Series is no exception. Since the Series' holdings can vary significantly from broad market indexes, performance of the Series can deviate from performance of the indexes. This chart outlines the key risks and potential rewards of the Series' principal investments and certain other non-principal investments the Series may make.
See, too, "Description of the Trust, Its Investments and Risks," in the SAI.
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                                                                              11

HOW THE SERIES INVESTS
------------------------------------------------

  INVESTMENT TYPE

% OF SERIES' TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
----------------------------------------------------------------------------------
  U.S. GOVERNMENT             -- Credit risk--the risk    -- Regular interest
  SECURITIES                      that the borrower            income
                                  can't pay back the      -- Generally more secure
  UP TO 100%; AT LEAST 65%        money borrowed or           than lower quality
                                  make interest               debt securities and
                                  payments (relatively        equity securities
                                  low for U.S.            -- May preserve the
                                  Government                  Series' assets
                                  securities)             -- The U.S. Government
                              -- Market risk--the risk        guarantees interest
                                  that debt                   and principal
                                  obligations will            payments on certain
                                  lose value in the           U.S. Government
                                  market, sometimes           securities
                                  rapidly or              -- If interest rates
                                  unpredictably,               decline, long-term
                                  because interest            yields should be
                                  rates rise or there         higher than money
                                  is a lack of                market yields
                                  confidence in the       -- Bonds have generally
                                  borrower                    outperformed money
                              -- Not all U.S.                 market instruments
                                  Government                  over the long term
                                  securities are          -- Most bonds rise in
                                  insured or                   value when interest
                                  guaranteed by the           rates fall
                                  U.S.
                                  Government--some are
                                  backed by the
                                  issuing agency
----------------------------------------------------------------------------------
  MORTGAGE-RELATED            -- Prepayment risk--the     -- Regular interest
  SECURITIES                      risk that the                income
                                  underlying mortgages    -- The U.S. Government
  PERCENTAGE VARIES               may be prepaid,             guarantees interest
                                  partially or                and principal
                                  completely,                 payments on certain
                                  generally during            securities
                                  periods of falling      -- May benefit from
                                  interest rates,             security interest in
                                  which could                 real estate
                                  adversely affect            collateral
                                  yield to maturity       -- Pass-through
                                  and could require           instruments provide
                                  the Series to               greater
                                  reinvest in lower           diversification than
                                  yielding securities         direct ownership of
                              -- Credit risk--the risk        loans
                                  that the underlying
                                  mortgages will not
                                  be paid by debtors
                                  or by credit
                                  insurers or
                                  guarantors of such
                                  instruments. Some
                                  private mortgage
                                  securities are
                                  unsecured or secured
                                  by lower-rated
                                  insurers or
                                  guarantors and thus
                                  may involve greater
                                  risk
                              -- See market risk
----------------------------------------------------------------------------------

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12  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW THE SERIES INVESTS
------------------------------------------------

  INVESTMENT TYPE

% OF SERIES' TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
----------------------------------------------------------------------------------
  ASSET-BACKED SECURITIES     -- The security interest    -- Regular interest
                                   in the underlying           income
  USUALLY LESS THAN 20%           collateral may not      -- Prepayment risk is
                                  be as great as with         generally lower than
                                  mortgage-related            with
                                  securities                  mortgage-related
                              -- Credit risk--the risk        securities
                                  that the underlying     -- Pass-through
                                  receivables will not        instruments provide
                                  be paid by debtors          greater
                                  or by credit                diversification than
                                  insurers or                 direct ownership of
                                  guarantors of such          loans
                                  instruments. Some       -- May offer higher
                                  asset-backed                 yield due to their
                                  securities are              structure
                                  unsecured or secured
                                  by lower-rated
                                  insurers or
                                  guarantors and thus
                                  may involve greater
                                  risk
                              -- See market risk and
                                  prepayment risk
----------------------------------------------------------------------------------
  CORPORATE                   -- See credit risk and      -- Regular interest
  DEBT SECURITIES                 market risk                  income
                                                          -- Generally more secure
  USUALLY LESS THAN 20%                                       than equity
                                                              securities
----------------------------------------------------------------------------------
  DERIVATIVES                 -- Derivatives such as      -- The Series could make
                                  futures, options,           money and protect
  PERCENTAGE VARIES               options on futures          against losses if
                                  and interest rate           the investment
                                  swaps that are used         analysis proves
                                  for hedging purposes        correct
                                  may not fully offset    -- One way to manage the
                                  the underlying              Series' risk/return
                                  positions and this          balance is to lock
                                  could result in             in the value of an
                                  losses to the Series        investment ahead of
                                  that would not have         time
                                  otherwise occurred      -- Derivatives used for
                              -- Derivatives used for         return enhancement
                                   risk management may        purposes involve a
                                  not have the                type of leverage and
                                  intended effects and        could generate
                                  may result in losses        substantial gains at
                                  or missed                   low cost
                                  opportunities
                              -- The other party to a
                                  derivatives contract
                                  could default
                              -- Derivatives used for
                                  return enhancement
                                  purposes involve a
                                  type of leverage
                                  (borrowing for
                                  investment) and
                                  could magnify losses
                              -- Certain types of
                                  derivatives involve
                                  costs to the Series
                                  that can reduce
                                  returns
----------------------------------------------------------------------------------

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                                                                              13

HOW THE SERIES INVESTS
------------------------------------------------

  INVESTMENT TYPE

% OF SERIES' TOTAL ASSETS     RISKS                       POTENTIAL REWARDS
----------------------------------------------------------------------------------
  WHEN-ISSUED AND             -- May magnify              -- May magnify
  DELAYED-DELIVERY                 underlying                  underlying
  SECURITIES, REPURCHASE          investment losses           investment gains
  AGREEMENTS, REVERSE         -- Investment costs may
  REPURCHASE AGREEMENTS,          exceed potential
  DOLLAR ROLLS AND SHORT          underlying
  SALES                           investment gains
  PERCENTAGE VARIES
----------------------------------------------------------------------------------
  ILLIQUID SECURITIES         -- Illiquidity risk--the    -- May offer a more
                                   risk that bonds may        attractive yield or
  UP TO 15% OF NET ASSETS         be difficult to             potential for growth
                                  value precisely and         than more widely
                                  sell at time or             traded securities
                                  price desired, in
                                  which case valuation
                                  would depend more on
                                  investment adviser's
                                  judgment than is
                                  generally the case
                                  with other types of
                                  debt securities
----------------------------------------------------------------------------------
  MONEY MARKET                -- See credit risk and      -- May preserve the
  INSTRUMENTS                     market risk (which          Series' assets
                                  are less of a
  UP TO 100% ON A                 concern for money
  TEMPORARY BASIS                 market instruments)
                              -- Limits potential for
                                  capital appreciation
----------------------------------------------------------------------------------
  VARIABLE/FLOATING RATE      -- Value lags value of      -- May offer protection
  DEBT SECURITIES                 fixed-rate                  against interest
                                  securities when             rate increases
  PERCENTAGE VARIES               interest rates
                                  change
----------------------------------------------------------------------------------
  FOREIGN DEBT SECURITES      -- Foreign markets,         -- Investors can
                                  economies and                participate in the
  PERCENTAGE VARIES;              political systems           growth of foreign
  UP TO 20%                       may not be as stable        markets and
                                  as those in the             companies operating
                                  U.S., particularly          in those markets
                                  those in developing     -- Opportunities for
                                  countries                   diversification
                              -- May be less liquid
                                   than U.S. debt
                                  securities
                              -- Differences in
                                   foreign laws,
                                  accounting
                                  standards, public
                                  information, custody
                                  and settlement
                                  practices provide
                                  less reliable
                                  information on
                                  foreign investments
                                  and involve more
                                  risks
----------------------------------------------------------------------------------

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14  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW THE SERIES IS MANAGED
-------------------------------------

BOARD OF TRUSTEES
The Board of Trustees oversees the actions of the Manager, investment adviser and Distributor and decides on general policies. The Board also oversees the Series' officers, who conduct and supervise the daily business operations of the Series.

MANAGER
PRUDENTIAL INVESTMENTS FUND MANAGEMENT LLC (PIFM)
GATEWAY CENTER THREE, 100 MULBERRY STREET
NEWARK, NJ 07102-4077

    Under a Management Agreement with the Trust, PIFM manages the Series' investment operations and administers its business affairs. PIFM is also responsible for supervising the Series' investment adviser. For the fiscal year ended November 30, 2000, the Series paid PIFM management fees of .40% of the Series' average daily net assets.
    PIFM and its predecessors have served as manager or administrator to investment companies since 1987. As of December 31, 2000, PIFM served as the manager to all 40 of the Prudential mutual funds, and as manager or administrator to 21 closed-end investment companies, with aggregate assets of approximately $76 billion.

INVESTMENT ADVISER
The Prudential Investment Corporation, called Prudential Investments, is the Series' investment adviser and has served as an investment adviser to investment companies since 1984. Its address is Prudential Plaza, 751 Broad Street, Newark, NJ 07102. PIFM has responsibility for all investment advisory services, supervises Prudential Investments and pays Prudential Investments for its services.
    Prudential Investments' Fixed Income Group manages more than $135 billion for Prudential's retail investors, institutional investors, and policyholders. Senior Managing Director James J. Sullivan heads the Group, which is organized into teams specializing in different market sectors. Top-down, broad investment decisions are made by the Fixed Income Policy Committee, whereas bottom-up security selection is made by the sector teams.
    Mr. Sullivan has overall responsibility for overseeing portfolio management and credit research. Prior to joining Prudential Investments in 1998,
--------------------------------------------------------------------------------

HOW THE SERIES IS MANAGED
------------------------------------------------

he was a managing director in Prudential's Capital Management Group, where he oversaw portfolio management and credit research for Prudential's General Account and subsidiary fixed-income portfolios. He has more than 16 years of experience in risk management, arbitrage trading, and corporate bond investing.
    The Fixed Income Investment Policy Committee is comprised of key senior investment managers. Members include seven sector team leaders, the chief investment strategist, and the head of risk management. The Committee uses a top-down approach to investment strategy, asset allocation, and general risk management, identifying sectors in which to invest.
    The U.S. Liquidity Team, headed by Michael Lillard, is primarily responsible for overseeing the day-to-day management of the Series. This Team uses a bottom-up approach, which focuses on individual securities, while staying within the guidelines of the Investment Policy Committee and the Series' investment restrictions and policies. In addition, the Credit Research team of analysts supports the sector teams using bottom-up fundamentals, as well as economic and industry trends. Other sector teams may contribute to securities selection when appropriate.

                                 U.S. LIQUIDITY

ASSETS UNDER MANAGEMENT: $25.6 billion (as of June 30, 2000).
TEAM LEADER: Michael Lillard. GENERAL INVESTMENT EXPERIENCE: 12 years. PORTFOLIO MANAGERS: 9. AVERAGE GENERAL INVESTMENT EXPERIENCE: 9 years, which includes team members with significant mutual fund experience.
SECTOR: U.S. Treasuries, agencies and mortgages.
INVESTMENT STRATEGY: Focus is on high quality, liquidity and controlled risk.

DISTRIBUTOR
Prudential Investment Management Services LLC (PIMS) distributes the Series' shares under a Distribution Agreement with the Series. The Series has a Distribution and Service Plan under Rule 12b-1 of the Investment Company Act for Class A shares. Under the Plan and Distribution Agreement, PIMS pays the expenses of distributing the Series' Class A and Class Z shares and provides certain shareholder support services. The Series pays distribution and other fees to PIMS as compensation for its services for Class A shares, but not for Class Z shares. These fees--known as 12b-1 fees--are shown in the "Fees and Expenses" tables.
-------------------------------------------------------------------
16  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

SERIES DISTRIBUTIONS AND TAX ISSUES
-------------------------------------

Investors who buy shares of the Series should be aware of some important income tax issues. For example, the Series distributes DIVIDENDS of net investment income monthly and CAPITAL GAINS, if any, at least annually to shareholders. These distributions are subject to federal income taxes, unless you hold your shares in a 401(k) plan, an Individual Retirement Account (IRA) or some other qualified or tax-deferred plan or account. Dividends and distributions from the Series also may be subject to state and local income tax in the state where you live.
    Also, if you sell shares of the Series for a profit, you may have to pay capital gains taxes on the amount of your profit, again unless you hold your shares in a qualified or tax-deferred plan or account.
    The following briefly discusses some of the important tax issues you should be aware of, but is not meant to be tax advice. For tax advice, please speak with your tax adviser.

DISTRIBUTIONS
The Series distributes DIVIDENDS out of any net investment income, plus short-term capital gains, to shareholders every month. For example, if the Series owns a U.S. Government bond and the bond pays interest, the Series will pay out a portion of this interest as a dividend to its shareholders, assuming the Series' income is more than its costs and expenses. The dividends you receive from the Series will be taxed as ordinary income, whether or not they are reinvested in the Series. Corporate shareholders are not eligible for the 70% dividends-received deduction on dividends paid by the Series.
    The Series also distributes LONG-TERM CAPITAL GAINS to shareholders-- typically once a year. Long-term capital gains are generated when the Series sells assets that it held for more than 12 months for a profit. For an individual, the maximum long-term capital gains rate is 20% for federal income tax purposes. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.
    For your convenience, Series distributions of dividends and capital gains are AUTOMATICALLY REINVESTED in the Series. If you ask us to pay the distributions in cash, we will send you a check if your account is with the Transfer Agent. Otherwise, if your account is with a broker, you will receive a credit to your account. Either way, the distributions may be subject to
--------------------------------------------------------------------------------

SERIES DISTRIBUTIONS AND TAX ISSUES
------------------------------------------------

taxes, unless your shares are held in a qualified or tax-deferred plan or account. For more information about automatic reinvestment and other shareholder services, see "Step 4: Additional Shareholder Services" in the next section.
    As of November 30, 2000, the Series had a capital loss carryforward for federal income tax purposes of approximately $28,698,000. Accordingly, no capital gains distribution is expected to be paid to shareholders until we have realized net gains greater than that carryforward.

TAX ISSUES
FORM 1099
Every year, you will receive a Form 1099, which reports the amount of dividends and long-term capital gains we distributed to you during the prior year. If you own shares of the Series as part of a qualified or tax-deferred plan or account, your taxes are deferred, so you will not receive a Form 1099. However, you will receive a Form 1099 when you take any distributions from your qualified or tax-deferred plan or account.
    Series distributions are generally taxable to you in the calendar year they are received, except when we declare certain dividends in the fourth quarter, and actually pay them in January of the following year. In such cases, the dividends are treated as if they were paid on December 31 of the prior year.

WITHHOLDING TAXES
If federal law requires you to provide the Series with your taxpayer identification number and certifications as to your tax status, and you fail to do this, or if you are otherwise subject to backup withholding, we will withhold and pay to the U.S. Treasury 31% of your taxable distributions and gross sale proceeds. Dividends of net investment income and short-term capital gains paid to a nonresident foreign shareholder generally will be subject to a U.S. withholding tax of 30%. This rate may be lower, depending on any tax treaty the U.S. may have with the shareholder's country.

IF YOU PURCHASE JUST BEFORE RECORD DATE
If you buy shares of the Series just before the record date for a distribution (the date that determines who receives the distribution), that distribution will
-------------------------------------------------------------------
18  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

SERIES DISTRIBUTIONS AND TAX ISSUES
------------------------------------------------

be paid to you. As explained above, the distribution may be subject to income or capital gains taxes. You may think you've done well, since you bought shares one day and soon thereafter received a distribution. That is not so because when dividends are paid out, the value of each share of the Series decreases by the amount of the dividend to reflect the payout although this may not be apparent because the value of each share of the Series also will be affected by market changes, if any. The distribution you receive makes up for the decrease in share value. However, the timing of your purchase does mean that part of your investment came back to you as taxable income.

QUALIFIED AND TAX-DEFERRED RETIREMENT PLANS
Retirement plans and accounts allow you to defer paying taxes on investment income and capital gains. Contributions to these plans may also be tax deductible, although distributions from these plans generally are taxable. In the case of Roth IRA accounts, contributions are not tax deductible, but distributions from the plan may be tax-free. Please contact your financial adviser for information on a variety of Prudential mutual funds that are suitable for retirement plans offered by Prudential.

IF YOU SELL OR EXCHANGE YOUR SHARES
If you sell any shares of the Series for a profit, you have REALIZED A CAPITAL GAIN which is subject to tax, unless the shares are held in a qualified or tax-deferred plan or account. For individuals, the maximum capital gains tax rate is 20% for shares held for more than twelve months. If you sell shares of the Series for a loss, you may have a capital loss, which you may use to offset certain capital gains you have.

[RECEIPTS FROM SALES CHART]
    If you sell shares and realize a loss, you will not be permitted to use the loss to the extent you replace the shares (including pursuant to the reinvestment of a dividend) within a 61-day period (beginning 30 days before the sale of the shares).
--------------------------------------------------------------------------------

SERIES DISTRIBUTIONS AND TAX ISSUES
------------------------------------------------

    Exchanging your shares of the Series for the shares of another Prudential mutual fund is considered a sale for tax purposes. In other words, it's a "taxable event." Therefore, if the shares you exchanged have increased in value since you purchased them, you have capital gains, which are subject to the taxes described above.
    Any gain or loss you may have from selling or exchanging Series shares will not be reported on Form 1099; however, proceeds from the sale or exchange will be reported on Form 1099-B. Therefore, unless you hold your shares in a qualified or tax-deferred plan or account, you or your financial adviser should keep track of the dates on which you buy and sell--or exchange--Series shares, as well as the amount of any gain or loss on each transaction. For tax advice, please see your tax adviser.
-------------------------------------------------------------------
20  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
-------------------------------------

HOW TO BUY SHARES
STEP 1: OPEN AN ACCOUNT
If you don't have an account with us or a securities firm that is permitted to buy or sell shares of the Series for you, call Prudential Mutual Fund Services LLC (PMFS) at (800) 225-1852, or contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: INVESTMENT SERVICES
P.O. BOX 15020
NEW BRUNSWICK, NJ 08906-5020

    You may purchase shares by check or wire. We do not accept cash or money orders. To purchase by wire, call the number above to obtain an application. After PMFS receives your completed application, you will receive an account number. For additional information about purchasing shares of the Series, see the back cover page of this prospectus. We have the right to reject any purchase order (including an exchange into the Series) or suspend or modify the Series' sale of its shares.

STEP 2: CHOOSE A SHARE CLASS
Individual investors can choose between Class A and Class Z shares of the Series, although Class Z shares are available only to a limited group of investors.
    When choosing a share class, you should consider the following:

     --    The amount of your investment

     --    Whether you qualify to purchase Class Z shares.
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

    SHARE CLASS COMPARISON. Use this chart to help you compare the Series' two share classes.

                                                CLASS A        CLASS Z
  Minimum purchase amount(1)                           $1,000    None
  Minimum amount for subsequent
   purchases(1)                                         $ 100    None
  Maximum initial sales charge                           None    None
  Contingent Deferred Sales Charge
   (CDSC)                                                None    None
  Annual distribution and service
   (12b-1) fees
   (shown as a percentage of average net
   assets)(2)                             .18 of 1% currently    None

1 THE MINIMUM INVESTMENT REQUIREMENTS DO NOT APPLY TO CERTAIN RETIREMENT AND EMPLOYEE SAVINGS PLANS AND CUSTODIAL ACCOUNTS FOR MINORS. THE MINIMUM INITIAL AND SUBSEQUENT INVESTMENT FOR PURCHASES MADE THROUGH THE AUTOMATIC INVESTMENT PLAN IS $50. FOR MORE INFORMATION, SEE "ADDITIONAL SHAREHOLDER SERVICES--AUTOMATIC INVESTMENT PLAN."
2 THESE DISTRIBUTION AND SERVICE (12b-1) FEES ARE PAID FROM THE SERIES' ASSETS ON A CONTINUOUS BASIS. OVER TIME, THE FEES WILL INCREASE THE COST OF YOUR INVESTMENT AND MAY COST YOU MORE THAN PAYING OTHER TYPES OF SALES CHARGES. CLASS A SHARES MAY PAY A SERVICE FEE OF UP TO .25 OF 1%, CALCULATED IN THE SAME MANNER AS THE DISTRIBUTION FEE. THE DISTRIBUTION FEE FOR CLASS A SHARES (INCLUDING UP TO .25 OF 1% AS A SERVICE FEE, CALCULATED IN THE SAME MANNER AS THE DISTRIBUTION FEE) IS LIMITED TO THE LESSER OF
     (I) .25 OF 1% PER ANNUM OF THE AGGREGATE SALES OF THE SERIES' SHARES, NOT INCLUDING SHARES ISSUED IN CONNECTION WITH REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS DISTRIBUTIONS FROM THE SERIES, ISSUED ON OR AFTER JULY 1, 1985 LESS THE AGGREGATE NET ASSET VALUE OF ANY SUCH SHARES REDEEMED, OR
     (II) .25 OF 1% PER ANNUM OF THE AVERAGE DAILY NET ASSET VALUE OF THE SERIES' SHARES ISSUED AFTER JULY 1, 1985.

QUALIFYING FOR CLASS Z SHARES
BENEFIT PLANS. Certain group retirement plans may purchase Class Z shares if they meet the required minimum for amount of assets, average account balance or number of eligible employees. For more information about these requirements, call Prudential at (800) 353-2847.

MUTUAL FUND PROGRAMS. Class Z shares also can be purchased by participants in any fee-based program or trust program sponsored by Prudential or an affiliate that includes the Series as an available option. Class Z shares also can be purchased by investors in certain programs sponsored by broker-dealers, investment advisers and financial planners who have agreements with Prudential Investments Advisory Group relating to:

     -- Mutual fund "wrap" or asset allocation programs, where the sponsor places Series trades, links its clients' accounts to a master account in the sponsor's name and charges its clients a management, consulting or other fee for its services

     -- Mutual fund "supermarket" programs, where the sponsor links its clients' accounts to a master account in the sponsor's name and the sponsor charges a fee for its services.
-------------------------------------------------------------------
22  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

    Broker-dealers, investment advisers or financial planners sponsoring these mutual fund programs may offer their clients more than one class of shares in the Series in connection with different pricing options for their programs. Investors should consider carefully any separate transaction and other fees charged by these programs in connection with investing in each available share class before selecting a share class.

OTHER TYPES OF INVESTORS. Class Z shares also can be purchased by any of the following:

     -- Certain participants in the MEDLEY Program (group variable annuity contracts) sponsored by Prudential for whom Class Z shares of the Prudential mutual funds are an available option

     -- Current and former Directors/Trustees of the Prudential mutual funds (including the Series)

     --    Prudential, with an investment of $10 million or more.
    In connection with the sale of shares, the Manager, the Distributor or one of their affiliates may pay brokers, financial advisers and other persons a finder's fee for Class A or Class Z shares from their own resources based on a percentage of the net asset value of shares sold or otherwise.

STEP 3: UNDERSTANDING THE PRICE YOU'LL PAY
The price you pay for each share of the Series is based on the share value. The share value of a mutual fund--known as the NET ASSET VALUE or NAV--is determined by a simple calculation: it's the total value of the Series (assets minus liabilities) divided by the total number of shares outstanding. For example, if the value of the investments held by Fund XYZ (minus its liabilities) is $1,000 and there are 100 shares of Fund XYZ owned by shareholders, the price of one share of the fund--or the NAV--is $10 ($1,000 divided by 100). Portfolio securities are valued based upon market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Board of the Trust. Most national newspapers report the NAVs of most mutual funds, which allows investors to

-------------------------------------------------------------------
MUTUAL FUND SHARES
The NAV of mutual fund shares changes every day because the value of a fund's portfolio changes constantly. For example, if Fund XYZ holds ACME Corp. bonds in its portfolio and the price of ACME bonds goes up while the value of the fund's other holdings remains the same and expenses don't change, the NAV of Fund XYZ will increase.
-------------------------------------------------------------------
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

check the price of mutual funds daily.
    We determine the NAV of our shares once each business day at 4:15 p.m., New York time, on days that the New York Stock Exchange (NYSE) is open for trading. The NYSE is closed on most national holidays and Good Friday. We do not determine the NAV on days when we have not received any orders to purchase, sell or exchange Series shares, or when changes in the value of the Series' portfolio do not materially affect the NAV.

WHAT PRICE WILL YOU PAY FOR SHARES OF THE SERIES?
For Class A and Class Z shares, you'll pay the public offering price, which is the NAV next determined after we receive your order to purchase. Your broker may charge you a separate or additional fee for purchases of shares.

STEP 4: ADDITIONAL SHAREHOLDER SERVICES
As a Series shareholder, you can take advantage of the following services and privileges:

AUTOMATIC REINVESTMENT. As we explained in the "Series Distributions and Tax Issues" section, the Series pays out--or distributes--its net investment income and any capital gains to all shareholders. For your convenience, we will automatically reinvest your distributions in the Series at NAV. If you want your distributions paid in cash, you can indicate this preference on your application, notify your broker, or notify the Transfer Agent in writing (at the address below) not less than five full business days before the date we determine who receives dividends.

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: ACCOUNT MAINTENANCE
P.O. BOX 8159
PHILADELPHIA, PA 19101

AUTOMATIC INVESTMENT PLAN. You can make regular purchases of the Series for as little as $50 by having the money automatically withdrawn from your bank or brokerage account at specified intervals.
-------------------------------------------------------------------
24  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

RETIREMENT PLAN SERVICES. Prudential offers a wide variety of retirement plans for individuals and institutions, including large and small businesses. For information on IRAs, including Roth IRAs or SEP-IRAs for a one-person business, please contact your financial adviser. If you are interested in opening a 401(k) or other company-sponsored retirement plan (SIMPLEs, SEP plans, Keoghs, 403(b) plans, pension and profit-sharing plans), your financial adviser will help you determine which retirement plan best meets your needs. Complete instructions about how to establish and maintain your plan and how to open accounts for you and your employees will be included in the retirement plan kit you receive in the mail.

THE PRUTECTOR PROGRAM. Optional group term life insurance--which protects the value of your Prudential mutual fund investment for your beneficiaries against market declines--is available to investors who purchase their shares through Prudential. Eligible investors who apply for PruTector coverage after the initial 6-month enrollment period will need to provide satisfactory evidence of insurability. This insurance is subject to other restrictions and is not available in all states.

SYSTEMATIC WITHDRAWAL PLAN. A systematic withdrawal plan is available that will provide you with monthly, quarterly, semi-annual or annual redemption checks.

REPORTS TO SHAREHOLDERS. Every year we will send you an annual report (along with an updated prospectus) and a semi-annual report, which contain important financial information about the Series. To reduce Series expenses, we will send one annual shareholder report, one semi-annual shareholder report and one annual prospectus per household, unless you instruct us or your broker otherwise.

HOW TO SELL YOUR SHARES
You can sell your shares of the Series for cash (in the form of a check) at any time, subject to certain restrictions.
    When you sell shares of the Series--also known as redeeming your shares--the price you will receive will be the NAV next determined after the Transfer Agent, the Distributor or your broker receives your order to sell. If
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

your broker holds your shares, your broker must receive your order to sell by 4:15 p.m., New York time, to process the sale on that day. Otherwise, contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: REDEMPTION SERVICES
P.O. BOX 8149
PHILADELPHIA, PA 19101

    Generally, we will pay you for the shares that you sell within seven days after the Transfer Agent, the Distributor or your broker receives your sell order. If you hold shares through a broker, payment will be credited to your account. If you are selling shares you recently purchased with a check, we may delay sending you the proceeds until your check clears, which can take up to 10 days from the purchase date. You can avoid delay if you purchase by wire, certified check or cashier's check. Your broker may charge you a separate or additional fee for sales of shares.

RESTRICTIONS ON SALES
There are certain times when you may not be able to sell shares of the Series, or when we may delay paying you the proceeds from a sale. As permitted by the Securities and Exchange Commission, this may happen only during unusual market conditions or emergencies when the Series can't determine the value of its assets or sell its holdings. For more information, see the SAI, "Purchase, Redemption and Pricing of Trust Shares--Sale of Shares."
    If you are selling more than $100,000 of shares, if you want the redemption proceeds payable to or sent to someone or some place that is not in our records, or you are a business or a trust and if you hold your shares directly with the Transfer Agent, you will need to have the signature on your sell order signature guaranteed by an "eligible guarantor institution." An "eligible guarantor institution" includes any bank, broker-dealer or credit union. For more information, see the SAI, "Purchase, Redemption and Pricing of Trust Shares--Sale of Shares--Signature Guarantee."
-------------------------------------------------------------------
26  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

REDEMPTION IN KIND
If the sales of Series shares you make during any 90-day period reach the lesser of $250,000 or 1% of the value of the Series' net assets, we can then give you securities from the Series' portfolio instead of cash. If you want to sell the securities for cash, you would have to pay the costs charged by a broker.

SMALL ACCOUNTS
If you make a sale that reduces your account value to less than $500, we may sell the rest of your shares and close your account. We would do this to minimize the Series' expenses paid by other shareholders. We will give you 60 days' notice, during which time you can purchase additional shares to avoid this action. This involuntary sale does not apply to shareholders who own their shares as part of a 401(k) plan, an IRA or some other qualified or tax-deferred plan or account.

RETIREMENT PLANS
To sell shares and receive a distribution from a retirement account, call your broker or the Transfer Agent for a distribution request form. There are special distribution and income tax withholding requirements for distributions from retirement plans and you must submit a withholding form with your request to avoid delay. If your retirement plan account is held for you by your employer or plan trustee, you must arrange for the distribution request to be signed and sent by the plan administrator or trustee. For additional information, see the SAI.

HOW TO EXCHANGE YOUR SHARES
You can exchange your shares of the Series for shares of other series of the Trust of the same class and certain other Prudential mutual funds--including certain money market funds--if you satisfy the minimum investment requirements. For example, you can exchange Class A shares of the Series for Class A shares of another Prudential mutual fund, on the basis of the relative NAV plus the applicable sales charge, but you can't exchange Class A shares for Class B, Class C or Class Z shares. We may change the terms of the exchange privilege after giving you 60 days' notice.
--------------------------------------------------------------------------------

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

    If you hold shares through a broker, you must exchange shares through your broker. Otherwise contact:

PRUDENTIAL MUTUAL FUND SERVICES LLC
ATTN: EXCHANGE PROCESSING
P.O. BOX 8157
PHILADELPHIA, PA 19101

    When you exchange Class A shares of the Series for Class A shares of any other Prudential mutual fund, you will be subject to any sales charge that may be imposed by such other Prudential mutual fund. The sales charge is imposed at the time of your exchange.
    Remember as we explained in the section entitled "Series Distributions and Tax Issues--If You Sell or Exchange Your Shares," exchanging shares is considered a sale for tax purposes. Therefore, if the shares you exchange are worth more than you paid for them, you may have to pay capital gains tax. For additional information about exchanging shares, see the SAI, "Shareholder Investment Account--Exchange Privilege."

FREQUENT TRADING
Frequent trading of Series shares in response to short-term fluctuations in the market--also known as "market timing"--may make it very difficult to manage the Series' investments. When market timing occurs, the Series may have to sell portfolio securities to have the cash necessary to redeem the market timer's shares. This can happen at a time when it is not advantageous to sell any securities, so the Series' performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because we cannot predict how much cash the Series will have to invest. When, in our opinion, such activity would have a disruptive effect on portfolio management, the Series reserves the right to refuse purchase orders and exchanges into the Series by any person, group or commonly controlled account. The decision may be based upon dollar amount, volume and frequency of trading. The Series may notify a market timer of rejection of an exchange or purchase order after the day the order is placed. If the Series allows a market timer to trade Series shares, it may require the market timer to enter into a written agreement to follow certain proceedings and limitations.
-------------------------------------------------------------------
28  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

HOW TO BUY, SELL AND EXCHANGE
SHARES OF THE SERIES
------------------------------------------------

TELEPHONE REDEMPTIONS OR EXCHANGES
You may redeem or exchange your shares in any amount by calling the Series at
(800) 225-1852. In order to redeem or exchange your shares by telephone, you must call the Series before 4:15 p.m., New York time. You will receive a redemption or exchange amount based on that day's NAV.
    The Series' Transfer Agent will record your telephone instructions and request specific account information before redeeming or exchanging shares. The Series will not be liable if it follows instructions that it reasonably believes are made by the shareholder. If the Series does not follow reasonable procedures, it may be liable for losses due to unauthorized or fraudulent telephone instructions.
    In the event of drastic economic or market changes, you may have difficulty in redeeming or exchanging your shares by telephone. If this occurs, you should consider redeeming or exchanging your shares by mail or through your broker.
    The telephone redemption and exchange privileges may be modified or terminated at any time. If this occurs, you will receive a written notice from the Series.
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
-------------------------------------

The financial highlights will help you evaluate the Series' financial performance. The TOTAL RETURN in the chart represents the rate that a shareholder earned on an investment in the Series, assuming reinvestment of all dividends and other distributions. The information is for each share class of the Series for the periods indicated.
    Review each chart with the financial statements and the report of independent accountants, which appear in the annual report and the SAI and are available upon request. Additional performance information is contained in the annual report, which you can receive at no charge.

CLASS A SHARES
The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.

 CLASS A SHARES (FISCAL YEARS ENDED 11-30)

PER SHARE OPERATING PERFORMANCE        2000       1999       1998       1997       1996
 NET ASSET VALUE, BEGINNING OF YEAR      $9.41      $9.77      $9.74      $9.70      $9.74
 INCOME FROM INVESTMENT OPERATIONS:
 Net investment income                     .51        .47        .51        .56        .51
 Net realized and unrealized gain
  (loss) on investment transactions        .14       (.35)       .06         --       (.01)
 TOTAL FROM INVESTMENT OPERATIONS          .65        .12        .57        .56        .50
------------------------------------------------------------------------------------------
 LESS DISTRIBUTIONS:
 Dividends from net investment
  income                                  (.45)      (.48)      (.54)      (.52)      (.54)
 NET ASSET VALUE, END OF YEAR            $9.61      $9.41      $9.77      $9.74      $9.70
 TOTAL RETURN(1)                         7.13%      1.26%      6.01%      5.96%      5.34%
------------------------------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA                 2000       1999       1998       1997       1996
------------------------------------------------------------------------------------------
 NET ASSETS, END OF YEAR (000)        $106,048   $127,298   $149,508   $149,162   $185,235
 AVERAGE NET ASSETS (000)             $113,860   $138,847   $155,680   $166,651   $186,567
 RATIO TO AVERAGE NET ASSETS:
 Expenses, including distribution
  and service (12b-1) fees                .94%       .92%       .96%       .97%      1.01%
 Expenses, excluding distribution
  and service (12b-1) fees                .76%       .73%       .78%       .77%       .79%
 Net investment income                   5.38%      4.90%      5.26%      5.76%      5.99%
 Portfolio turnover rate                  370%       304%       155%       210%       132%

1 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH YEAR REPORTED.

-------------------------------------------------------------------
30  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

FINANCIAL HIGHLIGHTS
------------------------------------------------

CLASS Z SHARES
The financial highlights were audited by PricewaterhouseCoopers LLP, independent accountants, whose reports were unqualified.

 CLASS Z SHARES (FISCAL YEARS ENDED 11-30)

PER SHARE OPERATING PERFORMANCE      2000         1999         1998        1997(1)
 NET ASSET VALUE, BEGINNING OF
  PERIOD                              $9.45        $9.81        $9.77        $9.64
 INCOME FROM INVESTMENT
  OPERATIONS:
 Net investment income                  .52          .51          .47         0.47
 Net realized and unrealized
  gain (loss) on
  investment transactions               .16         (.37)         .13         0.07
 TOTAL FROM INVESTMENT
  OPERATIONS                            .68          .14          .60          .54
-----------------------------------------------------------------------
 LESS DISTRIBUTIONS:
 Dividends from net investment
  income                               (.47)        (.50)        (.56)        (.41)
 NET ASSET VALUE, END OF PERIOD       $9.66        $9.45        $9.81        $9.77
 TOTAL RETURN(2)                      7.41%        1.46%        6.31%        5.70%
-----------------------------------------------------------------------
 RATIOS/SUPPLEMENTAL DATA              2000         1999         1998      1997(1)
-----------------------------------------------------------------------

 NET ASSETS, END OF PERIOD (000)     $7,041       $8,360       $4,635         $207(4)
 AVERAGE NET ASSETS (000)            $7,073       $8,798       $3,631         $202(4)
 RATIO TO AVERAGE NET ASSETS:
 Expenses                              .76%         .73%         .78%         .77%(3)
 Net investment income                5.56%        5.09%        5.36%        6.52%(3)
 Portfolio turnover rate               370%         304%         155%         210%

1 INFORMATION SHOWN IS FOR THE PERIOD FROM FEBRUARY 26, 1997 (WHEN CLASS Z SHARES WERE FIRST OFFERED) THROUGH NOVEMBER 30, 1997.
2 TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS AND ANY OTHER DISTRIBUTIONS. IT IS CALCULATED ASSUMING SHARES ARE PURCHASED ON THE FIRST DAY AND SOLD ON THE LAST DAY OF EACH PERIOD REPORTED. TOTAL RETURNS FOR PERIODS OF LESS THAN A FULL YEAR ARE NOT ANNUALIZED.
3    ANNUALIZED.
4    FIGURE IS ACTUAL AND NOT ROUNDED TO NEAREST THOUSAND.

--------------------------------------------------------------------------------

THE PRUDENTIAL MUTUAL FUND FAMILY
-------------------------------------

Prudential offers a broad range of mutual funds designed to meet your individual needs. For information about these funds, contact your financial adviser or call us at (800) 225-1852. Read the prospectus carefully before you invest or send money.

STOCK FUNDS
PRUDENTIAL EQUITY FUND, INC.
PRUDENTIAL INDEX SERIES FUND
  PRUDENTIAL STOCK INDEX FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL JENNISON EQUITY OPPORTUNITY FUND
  PRUDENTIAL JENNISON GROWTH FUND
PRUDENTIAL REAL ESTATE SECURITIES FUND
PRUDENTIAL SECTOR FUNDS, INC.
  PRUDENTIAL FINANCIAL SERVICES FUND
  PRUDENTIAL HEALTH SCIENCES FUND
  PRUDENTIAL TECHNOLOGY FUND
  PRUDENTIAL UTILITY FUND
PRUDENTIAL SMALL COMPANY FUND, INC.
PRUDENTIAL TAX-MANAGED FUNDS
  PRUDENTIAL TAX-MANAGED EQUITY FUND
PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC.
PRUDENTIAL U.S. EMERGING GROWTH FUND, INC.
PRUDENTIAL VALUE FUND
PRUDENTIAL 20/20 FOCUS FUND
NICHOLAS-APPLEGATE FUND, INC.
  NICHOLAS-APPLEGATE GROWTH EQUITY FUND
TARGET FUNDS
  LARGE CAPITALIZATION GROWTH FUND
  LARGE CAPITALIZATION VALUE FUND
  SMALL CAPITALIZATION GROWTH FUND
  SMALL CAPITALIZATION VALUE FUND

ASSET ALLOCATION/BALANCED FUNDS
PRUDENTIAL DIVERSIFIED FUNDS
  CONSERVATIVE GROWTH FUND
  MODERATE GROWTH FUND
  HIGH GROWTH FUND
THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
  PRUDENTIAL ACTIVE BALANCED FUND

GLOBAL FUNDS
GLOBAL STOCK FUNDS
PRUDENTIAL EUROPE GROWTH FUND, INC.
PRUDENTIAL NATURAL RESOURCES FUND, INC.
PRUDENTIAL PACIFIC GROWTH FUND, INC.
PRUDENTIAL WORLD FUND, INC.
  PRUDENTIAL GLOBAL GROWTH FUND
  PRUDENTIAL INTERNATIONAL VALUE FUND
  PRUDENTIAL JENNISON INTERNATIONAL GROWTH FUND
GLOBAL UTILITY FUND, INC.

TARGET FUNDS
  INTERNATIONAL EQUITY FUNDS
GLOBAL BOND FUND
PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.

-------------------------------------------------------------------
32  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

-------------------------------------

BOND FUNDS

TAXABLE BOND FUNDS
PRUDENTIAL GOVERNMENT INCOME FUND, INC.
PRUDENTIAL HIGH YIELD FUND, INC.
PRUDENTIAL HIGH YIELD TOTAL RETURN FUND, INC.
PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.
  INCOME PORTFOLIO
PRUDENTIAL TOTAL RETURN BOND FUND, INC.

TARGET FUNDS
  TOTAL RETURN BOND FUND
TAX-EXEMPT BOND FUNDS
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA SERIES
  CALIFORNIA INCOME SERIES
PRUDENTIAL MUNICIPAL BOND FUND
  HIGH INCOME SERIES
  INSURED SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  FLORIDA SERIES
  NEW JERSEY SERIES
  NEW YORK SERIES
  PENNSYLVANIA SERIES
PRUDENTIAL NATIONAL MUNICIPALS FUND, INC.

MONEY MARKET FUNDS
TAXABLE MONEY MARKET FUNDS
CASH ACCUMULATION TRUST
  LIQUID ASSETS FUND
  NATIONAL MONEY MARKET FUND
PRUDENTIAL GOVERNMENT SECURITIES TRUST
  MONEY MARKET SERIES
  U.S. TREASURY MONEY MARKET SERIES
SPECIAL MONEY MARKET FUND, INC.
  MONEY MARKET SERIES
PRUDENTIAL MONEYMART ASSETS, INC.

TAX-FREE MONEY MARKET FUNDS
PRUDENTIAL TAX-FREE MONEY FUND, INC.
PRUDENTIAL CALIFORNIA MUNICIPAL FUND
  CALIFORNIA MONEY MARKET SERIES
PRUDENTIAL MUNICIPAL SERIES FUND
  NEW JERSEY MONEY MARKET SERIES
  NEW YORK MONEY MARKET SERIES

COMMAND FUNDS
COMMAND MONEY FUND
COMMAND GOVERNMENT FUND
COMMAND TAX-FREE FUND

INSTITUTIONAL MONEY MARKET FUND
PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
  INSTITUTIONAL MONEY MARKET SERIES

--------------------------------------------------------------------------------

                                     Notes
-------------------------------------------------------------------
34  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

                                     Notes
--------------------------------------------------------------------------------

                                     Notes
-------------------------------------------------------------------
36  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

                                     Notes
--------------------------------------------------------------------------------

                                     Notes
-------------------------------------------------------------------
38  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

                                     Notes
--------------------------------------------------------------------------------

                                     Notes
-------------------------------------------------------------------
40  SHORT-INTERMEDIATE TERM SERIES                         [LOGO] (800) 225-1852

YOUR FINANCIAL SECURITY, YOUR SATISFACTION & YOUR PRIVACY

 ACCESSING INFORMATION
    Access to customer information is authorized for Prudential business purposes only. Employees who have access to customer information are required to protect it and keep it confidential.

 COLLECTING INFORMATION TO CONDUCT BUSINESS
    Prudential collects information about you to help us serve your financial needs, provide customer service, offer new products or services, and fulfill legal and regulatory requirements. The type of information that Prudential collects varies according to the products or services you request, and may include:
    - information included on your application and related forms (such as name, address, Social Security number, assets and income);
    - information about your relationships with us (such as products or services purchased, account balances and payment history);
    - information from your employer, benefit plan sponsor, or association for any Prudential group product you may have (such as name, address, Social Security number, age and marital status);
    - information from consumer reporting agencies (such as credit relationships and history);
    - information from other non-Prudential sources (such as motor vehicle reports, medical information, and demographic information); and
    - information from visitors to Prudential websites (such as that provided through online forms, site visitorship data and online information collecting devices known as "cookies").

 SECURITY STANDARDS
    We continue to assess new technology to provide additional protection of your personal information. We safeguard customer information in accordance with federal standards and established security procedures. Measures we take include implementation of physical, electronic and procedural safeguards.

 SHARING INFORMATION WITHIN PRUDENTIAL
    We may disclose the previously described information about our customers and former customers to other Prudential businesses, such as our securities broker-dealers, our insurance companies and agencies, our banks and our real estate brokerage franchise company. We may share information to:
    - provide customer service or account maintenance; or
    - tell you about other products or services offered by Prudential.

 SHARING INFORMATION IN OTHER CIRCUMSTANCES
    In compliance with federal and state laws, we may disclose some or all of the information we collect about our customers and former customers, as described above, to non-Prudential businesses, such as:
    - companies that perform services for us or on our behalf (such as responding to customer requests, providing you with information about our products, or maintaining or developing software); or
    - financial services companies (such as banks, insurance companies, securities brokers or dealers) and non-financial companies (such as real estate brokers or financial publications) with whom we have marketing agreements.
    We will not share medical information or motor vehicle reports for marketing purposes.
    Many employers or other plan sponsors restrict the information that can be shared about their employees or members. In our business with institutions, we always honor these restrictions. If you have a relationship with Prudential as a result of products or services provided through an employer or other plan sponsor, we will abide by the specific privacy rules imposed by that organization.
    We may also disclose information to non-affiliated parties as allowed by law, such as in responding to a subpoena, preventing fraud, or complying with an inquiry by a government agency or regulator.

 IT'S YOUR CHOICE
    Our customers periodically receive information about products and services available from the Prudential family of companies, as well as from select business partners, including financial services and non-financial services companies with whom we have marketing agreements. Many of our customers appreciate receiving this information. However, if you do not want us to share your information for these purposes or communicate offers to you -- either by phone or mail -- please complete the attached form and return it to us.
    If there are multiple owners of an account, any one of them may request on behalf of any or all of the others that their information not be disclosed and their names be removed from our phone or mailing lists.
    While you may receive more than one copy of this notice, if you choose to limit the sharing of your information, you only need to inform us of your choice once. Unless you modify this decision, we will continue to honor it.

                             NOT PART OF PROSPECTUS

    THIS NOTICE IS BEING PROVIDED ON BEHALF OF THE FOLLOWING PRUDENTIAL
AFFILIATES:

Prudential Insurance Company of America, The
Prudential Property and Casualty Insurance Company
Prudential Securities Incorporated
Prudential Investment Corporation, The
Prudential Bank and Trust Company, The
Prudential 20/20 Focus Fund
Prudential California Municipal Fund
Prudential Commercial Insurance Company
Prudential Commercial Insurance Company of New Jersey, The
Prudential Direct Insurance Agency of Texas, Inc.
Prudential Direct Insurance Agency of Alabama, Inc.
Prudential Direct Insurance Agency of Massachusetts, Inc.
Prudential Direct Insurance Agency of New Mexico, Inc.
Prudential Direct Insurance Agency of Ohio, Inc.
Prudential Direct Insurance Agency of Wyoming, Inc.
Prudential Direct, Inc.
Prudential Diversified Funds
Prudential Equity Fund, Inc.
Prudential Equity Investors, Inc.
Prudential Europe Growth Fund, Inc.
Prudential General Agency of Ohio, Inc.
Prudential General Insurance Agency of Florida, Inc.
Prudential General Insurance Agency of Kentucky, Inc.
Prudential General Insurance Agency of Massachusetts, Inc.
Prudential General Insurance Agency of Mississippi, Inc.
Prudential General Insurance Agency of Nevada, Inc.
Prudential General Insurance Agency of New Mexico, Inc.
Prudential General Insurance Agency of Texas, Inc.
Prudential General Insurance Agency of Wyoming, Inc.
Prudential General Insurance Company
Prudential General Insurance Company of New Jersey, The
Prudential Global Total Return Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
Prudential High Yield Fund, Inc.
Prudential High Yield Total Return Fund, Inc.
Prudential Index Series Fund
Prudential Institutional Liquidity Portfolio, Inc.
Prudential Insurance Brokerage, Inc.
Prudential International Bond Fund, Inc.
Prudential Investment Management Services LLC
Prudential Investment Portfolios, Inc., The
Prudential Investments Fund Management LLC
Prudential MoneyMart Assets, Inc.
Prudential Municipal Bond Fund
Prudential Municipal Series Fund
Prudential National Municipal Funds, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential Property and Casualty Insurance Company of New Jersey, The Prudential Property and Casualty New Jersey Insurance Brokerage, Inc., The Prudential Real Estate Securities Fund
Prudential Savings Bank, F.S.B., The
Prudential Sector Funds, Inc.
Prudential Select Life Insurance Company of America
Prudential Series Fund, Inc., The
Prudential Short-Term Corporate Bond Fund, Inc.
Prudential Small Company Fund, Inc.
Prudential Special Money Market Fund, Inc.
Prudential Tax-Free Money Fund, Inc.
Prudential Tax-Managed Funds
Prudential Tax-Managed Small-Cap Fund, Inc.
Prudential Total Return Bond Fund, Inc.
Prudential Trust Company
Prudential U.S. Emerging Growth Fund, Inc.
Prudential Value Fund
Prudential World Fund, Inc.
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Pruco Securities Corporation
Asia Pacific Fund, Inc., The
Bache Insurance Agency Incorporated
Bache Insurance Agency of Alabama, Inc.
Bache Insurance Agency of Oklahoma, Inc.
Bache Insurance Agency of Texas, Inc.
Cash Accumulation Trust
COMMAND Government Fund
COMMAND Money Fund
COMMAND Tax-Free Fund
Duff & Phelps Utilities Tax-Free Income Fund, Inc.
First Financial Fund, Inc.
Global Utility Fund, Inc.
High Yield Income Fund, Inc., The
High Yield Plus Fund, Inc., The
Hochman & Baker Investment Advisory Services
Hochman & Baker Securities
Hochman & Baker, Inc.
Jennison Associates LLC
Merastar Insurance Company
Nicholas-Applegate Fund, Inc.
Quick Sure Auto Agency
Strategic Partners Series
Target Funds
Target Portfolio Trust, The
Titan Auto Agency, Inc.
Titan Auto Insurance
Titan Auto Insurance of Arizona, Inc.
Titan Auto Insurance of New Mexico
Titan Auto Insurance of Pennsylvania
Titan Auto Insurance, Inc.
Titan Indemnity Company
Titan Insurance Company
Titan Insurance Services, Inc.
Titan National Auto Call Center, Inc.
Victoria Automobile Insurance Company
Victoria Fire & Casualty Company
Victoria Insurance Agency, Inc.
Victoria National Insurance Company
Victoria Select Insurance Company
Victoria Specialty Insurance Company
W. I. of Florida, Inc.
WHI of New York, Inc.
Whitehall Insurance Agency of Texas, Inc.

Whitehall of Indiana, Inc.

In this notice, the phrase "third party" refers to any organization that is not a Prudential affiliate.
The words "you" and "customer," as used in this notice, mean any individual who obtains or has obtained a financial product or service from a Prudential affiliate that is to be used primarily for personal, family, or household purposes.
We will process your request as quickly as possible. In some cases, 6 to 8 weeks may be required for your request(s) to become effective. Prudential will continue to provide you with important information about your existing accounts, including inserts enclosed with your account statements and other notices regarding the Prudential products that you own. You may also receive communications from your Prudential Professional or from independently owned and operated franchisees of The Prudential Real Estate Affiliates, Inc.
If any of your information changes, please let us know so that we can update your records and continue to serve you as you have requested.

                             NOT PART OF PROSPECTUS

WE WANT TO KNOW YOUR PREFERENCE
If you do not want us to share the previously described information with Prudential businesses or non-Prudential businesses, to inform you of other products or services we believe may be of interest to you, complete item #1. In addition, if you do not want to receive communications regarding other products or services by mail or phone, complete item #2.

1. / / Do not share my information to inform me of other products or services.

2. Please remove my name from Prudential's corporate marketing lists for receiving information:

   / / by U.S. mail    / / by telephone
TO ENABLE US TO PROCESS YOUR REQUEST, PLEASE PROVIDE YOUR ACCOUNT / POLICY NUMBER EXACTLY AS IT APPEARS ON YOUR STATEMENT:

-
----------------------------------------
 Account/Policy Number (required for processing)

PLEASE PRINT YOUR NAME AND ADDRESS EXACTLY AS IT APPEARS ON YOUR STATEMENT:

-
----------------------------------------
 Last Name

-
-----------------------------------------------
 First Name

-
-----------------------------------------------
 Address (Line 1)

-
-----------------------------------------------
 Address (Line 2)

-
-----------------------------------------------
 City

-
-----------------------------------------------
 State                                ZIP Code

-
-----------------------------------------------
 (Area Code) Phone Number

MAIL TO:

PRUDENTIAL -- CUSTOMER PRIVACY
P.O. BOX 4600
TRENTON, NEW JERSEY 08650

NAMES OF JOINT OWNERS

-
----------------------------------------
 Last Name

-
-----------------------------------------------
 First Name

-
-----------------------------------------------
 Address (Line 1)

-
-----------------------------------------------
 Address (Line 2)

-
-----------------------------------------------
 City

-
-----------------------------------------------
 State                                ZIP Code

-
-----------------------------------------------
 Last Name

-
-----------------------------------------------
 First Name

-
-----------------------------------------------
 Address (Line 1)

-
-----------------------------------------------
 Address (Line 2)

-
-----------------------------------------------
 City

-
-----------------------------------------------
 State ZIP Code

IF THERE ARE JOINT OWNERS TO WHICH THIS REQUEST WILL APPLY PLEASE PROVIDE THEIR INFORMATION ON THE BACK OF THIS FORM.

0001

                             NOT PART OF PROSPECTUS

FOR MORE INFORMATION

Please read this prospectus before you invest in the Series and keep it for future reference. For information or shareholder questions contact PRUDENTIAL MUTUAL FUND SERVICES LLC
P.O. BOX 8098
PHILADELPHIA, PA 19101
(800) 225-1852
(732) 482-7555 (Calling from outside the U.S.)

Outside Brokers should contact
PRUDENTIAL INVESTMENT MANAGEMENT
SERVICES LLC
P.O. BOX 8310
PHILADELPHIA, PA 19101
(800) 778-8769
Visit Prudential's website at
http://www.prudential.com
Additional information about the Series can be obtained without charge and can be found in the following documents
STATEMENT OF ADDITIONAL INFORMATION (SAI)
 (incorporated by reference into this prospectus)
ANNUAL REPORT
 (contains a discussion of the market conditions and investment strategies that significantly affected the Series' performance)
SEMI-ANNUAL REPORT

You can also obtain copies of Series documents from the Securities and Exchange Commission as follows
BY MAIL
Securities and Exchange Commission
Public Reference Section
Washington, DC 20549-0102
BY ELECTRONIC REQUEST
publicinfo@sec.gov
 (The SEC charges a fee to copy documents.)
IN PERSON
Public Reference Room in Washington, DC
 (For hours of operation, call
 1-202-942-8090)
VIA THE INTERNET
on the EDGAR Database at
http://www.sec.gov

CUSIP Numbers              NASDAQ Symbols

Class A Shares 744342-10-6      PBGVX

Class Z Shares 744342-60-1      PSH2X

Investment Company Act File No. 811-3264

 MF111A
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